Exhibit 10.3

June 27, 2003

Dr. Clive Wood
2 Hawthorne Place
Apt. #17R
Boston, MA  02114

Dear Clive,

This will confirm our offer of employment for the position of Senior Vice President, Discovery Research and Chief Scientific Officer reporting to Henry Blair, President and CEO.  In this position, you will be responsible for the strategy and operations of all Dyax Discovery Research.

Dyax will pay you a base salary of $225,000 per year ($8,653.85 bi-weekly), which is subject to review by the Compensation Committee of the Board of Directors on an annual basis.  You will be eligible for your first salary review, on a pro-rated basis, on January 1, 2004, and annually thereafter.  In addition, you will receive a targeted bonus up to 25% of your base compensation subject to attainment of specific individual and corporate objectives that will be determined and agreed to by you and Henry Blair.  You will receive pro-rata participation in this bonus for the remainder of the year 2003.  These bonus-related objectives for 2003 will be decided upon within 30 days of your first day of employment, and in the future years will be decided upon annually on or no later than January 31 of each year.

Subject to approval by the Compensation Committee, Dyax agrees to grant you an Incentive Stock Option for the purchase of 50,000 shares of Dyax common stock.  These options will be granted under the Dyax 1995 Equity Incentive Plan, which states in relevant part that the option will:  1) be granted at fair market value at the close of business on the day before your first day of employment; 2) vesting equally over forty-eight months; 3) expire in 10 years; and 4) provide exercisability of the vested portion of your options for ninety (90) days after the termination of your employment.

You will receive four (4) weeks paid vacation and will participate in the Company’s employee benefit program in the same manner provided generally to the Company’s senior executives, including health and dental insurance, 401(k) savings plan, disability insurance and life insurance.  A package describing these benefits is enclosed.  Additionally, Dyax requires that you execute the Company’s standard Employee Confidentiality Agreement and comply with Federal and state employment laws and regulations.

You will be an employee at will.  However, in the event your employment is terminated by the Company without cause, Dyax agrees to pay you your monthly base salary for a minimum of six (6) months as severance.  All earned but unpaid bonuses and accrued vacation time shall be paid upon termination.  Medical and dental benefits shall continue during the period when you are receiving severance.  Other than your rights under COBRA, all other benefits and vesting of your stock options will terminate as of your date of termination.  If your employment is terminated for cause by the Company or is terminated by you for any reason not enumerated above, your compensation, benefits, and stock option vesting shall cease as of the termination date.  For purposes of this offer, “cause” shall mean gross neglect in the performance of your duties or the commission of an act of dishonesty or moral turpitude in connection with your employment, as determined by the Board of Directors.  Subject to the foregoing, either party may terminate this agreement at any time.

Additionally, this letter agreement (this “Agreement”) sets forth those benefits which the Company will provide to you in the event your employment within the Company is terminated after a “Change in Control” (as defined in Paragraph 2(i)) of the Company under the circumstances described below.

1.             TERM.

If a Change in Control should occur while you are still an employee of the Company, then this Agreement shall continue in effect from the date of such Change in Control for so long as you remain an employee of the Company, but in no event for more than 12 months following such Change in Control.  If your employment is terminated by the Company without Cause (as defined in Paragraph 3(ii)) prior to a Change in Control, this Agreement shall expire 90 days after the date that your employment is terminated.  In addition, this Agreement may be terminated by the Company at any time upon 120 days written notice to you.  The termination or expiration of the term of this Agreement shall not adversely affect your rights under this Agreement that have accrued prior to any such termination or expiration.

2.             CHANGE IN CONTROL

(i)            For purposes of this Agreement, a Change in Control of the Company (a “Change in Control”) shall be deemed to have occurred only if any of the following events occur:

(a)  the acquisition of 50% or more of the Common Stock of the Company (including shares convertible into Common Stock) by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”));

(b)  a merger or similar combination after which 50% or more of the voting stock of the Company or any other surviving corporation that is the successor to the Company is not held by the persons having beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the Company immediately prior to such merger or combination; or

(c)  the sale, lease, or exchange of all or substantially all of the Company’s property or assets, or the dissolution or liquidation of the Company;

provided, however, that a spin-off transaction in which the property or assets of the Company are transferred to a subsidiary of the Company and ownership of the stock of the subsidiary is merely transferred pro-rata to the stockholders of the Company or its successor shall not be deemed to be a Change in Control of the Company.

3.             TERMINATION FOLLOWING CHANGE IN CONTROL.

If a Change in Control shall have occurred while you are still an employee of the Company, you shall be entitled to the payments and benefits provided in Paragraph 4 hereof upon the subsequent termination of your employment within twelve (12) months of such Change in Control, by you or by the Company unless such termination is (a) because of your death or “Disability” (as defined below), (b) by the Company for “Cause” (as defined below), or (c) by you other than for “Good Reason” (as defined below), in any of which events you shall not be entitled to receive benefits under this Agreement.

(i)                                     “Disability”.  If, as a result of your incapacity due to physical or mental illness, you shall have been deemed “disabled” by the institution appointed by the Company to administer the Company’s Long-Term Disability Plan (or successor plan) because you shall have been absent from your duties with the Company on a full-time basis for such months and shall not have returned to full-time performance of your duties within thirty days after written notice is given you, the Company may terminate your employment for Disability.

(ii)                                  “Cause”.  For the purpose of this Agreement, the Company shall have “Cause” to terminate your employment upon

(a)           The willful and continued failure by you substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any failure resulting from your terminating your employment with the Company for “Good Reason” (as defined below)) after a written demand for substantial performance is delivered to you by the Company which specifically identifies the manner in which the Company believes that you have not substantially performed your duties,

(b)           Willful gross misconduct or dishonesty; or

(c)           Conviction of a felony or a crime involving moral turpitude.

(iii)                               “Good Reason”.  You may terminate your employment for Good Reason.  For purpose of this Agreement, “Good Reason” shall mean:

(a)           The material diminution of your duties with the Company from that immediately prior to the Change in Control;

(b)           A reduction by the Company in your base salary in effect immediately prior to the Change in Control;

(c)           Any requirement by the Company that the location at which you perform your principal duties for the Company be changed to a new location that is more than 50 miles from the location at which you perform your principal duties for the Company immediately prior to the Change in Control.

(iv)                              Notice of Termination.  Any termination by the Company pursuant to subparagraphs (i) or (ii) above or by you pursuant to subparagraph (iii) above shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed  to provide a basis of your termination under the provision so indicated.

(v)           Date of Termination.  “Date of Termination” shall mean:

(a)           If this Agreement is terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty-day period),

(b)           If your employment is terminated pursuant to subparagraph (iii) above, the date specified in the Notice of Termination, and

(c)           If your employment is terminated for any other reason, the date on which a Notice of Termination is given (or, if a Notice of Termination is not given, the date of such termination).

(vi)                              Termination in Anticipation of a Change in Control.  If your employment is terminated by the Company without Cause within 90 days prior to a Change of Control and such termination (i) was at the request of a third party who had indicated an intention or had taken steps reasonably calculated to effect a Change of Control and who subsequently effectuates a Change of Control (a “Third Party”) or (ii) otherwise occurred as a condition to, or in anticipation of, a Change of Control which actually occurs, then for all purposes of this Agreement, the date of a Change of Control for purposes of this Agreement shall mean the date immediately prior to the date of such termination of your employment and shall entitle you to the benefits provided under Section 4 of this Agreement as though it were a termination without Cause after a Change in Control.

4.             COMPENSATION UPON TERMINATION AFTER A CHANGE IN CONTROL.

(i)                                     If, after a Change in Control, your employment shall be terminated for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to you under this Agreement.

(ii)                                  If, after a Change in Control, the Company shall terminate your employment, other than pursuant to Paragraph 3(i) or (ii) hereof or by reason of death, or you shall terminate your employment for Good Reason:

(a)           The Company shall pay you as severance pay (and without regard to the provisions of any benefit plan) six (6) months of salary continuation at the base rate in effect at the time of termination (together with the payments provided in paragraphs (b), (c) and (d) below, the “Severance Payments”);

(b)           For a six (6) month period after such termination, the Company shall arrange to provide you with life, dental, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to such termination to the extent that the Company’s plans then permit the Company to provide you with such benefits.  Notwithstanding the foregoing, the Company shall not provide any such benefits to you to the extent that an equivalent benefit is received by you from another employer during such period, and you shall report any such benefit actually received by you to the Company;

(c)           The exercisability of all outstanding stock options and restricted stock awards with respect to Common Stock of the Company then held by you shall accelerate in full; and

(d)           You shall be entitled to full executive outplacement assistance with an agency selected by the Company.

(iv)                              You shall not be required to mitigate the amount of any payment provided for in this Paragraph 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 3 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise, except to the extent provided in Section 4(ii)(b) above.

5.             LIMIT ON SEVERANCE PAYMENTS.

In the event that any payment or benefit received or to be received by you in connection with a Change in Control or the termination of your employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person) (collectively with the Severance Payments, “Total Payments”) would not be deductible (in whole or part) as a result of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) by the Company, an affiliate or other person making such payment or providing such benefit, the Severance Payments shall be reduced until no portion of the Total Payments is not deductible, or the Severance Payments are reduced to zero.  For purposes of this limitation (a) no portion of the Total Payments the receipt or enjoyment of which you shall have effectively waived in writing prior to the date of payment of the Severance Payments shall be taken into account, (b) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company’s independent auditors serving as such immediately prior to the Change in Control does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code, (c) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (b); and (d) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company’s independent auditors based on Sections 280G and 4999 of the Code and on proposed final regulations for applying those Code Section, or on substantial authority within the meaning of Section 6662 of the Code.

6.             NOTICE.

For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be delivered to each party at each party’s respective address set forth on the first page of this Agreement, and shall be deemed effectively given or delivered:  (i) upon personal delivery to the party to be notified, (ii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided that all notices to the Company should be directed to the attention of the Chairman of the Board of the Company, with a copy to the Chief Financial Officer of Dyax Corp., in each case at 300 Technology Square, Cambridge, MA  02139.

7.             ENTIRE AGREEMENT.

This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any other agreement between the parties with respect to such subject matter.

8.             COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one in the same instrument.

9.             MISCELLANEOUS

(i)            No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board of Directors of the Company.

(ii)           No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any time prior to subsequent time.

(iii)          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

(iv)          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(v)           The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

If this Agreement correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this Agreement which will then constitute our agreement on this subject.

Sincerely,

/s/ Stephen S. Galliker
Stephen S. Galliker
Executive Vice President

I acknowledge receipt and agree with the foregoing terms and conditions.

/s/ Clive Wood	7/8/03
Name: Clive Wood